Exhibit 99.1

Orthofix Reports First Quarter 2023 Results

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Net sales of $175.2 million, an increase of 65% on a reported basis and 12% on a pro forma constant currency basis over prior year
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Bone Growth Therapies growth of 14%, with growth coming from both spine and fracture commercial channels
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U.S. spinal implant sales up 18% over prior year on a pro forma basis, driven by new distribution and product innovation
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Continued double-digit growth in Global Orthopedics over prior year on a constant currency basis
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Announced the full commercial launch of the Lattus™ Lateral Access System and the Fathom™ Pedicle-Based Retractor System, which addresses an estimated $1.8 billion market related to minimally invasive spine procedures

LEWISVILLE, Texas — May 9, 2023 — Orthofix Medical Inc. (NASDAQ:OFIX) today reported its financial results for the quarter ended March 31, 2023. Net sales were $175.2 million, earnings per share (“EPS”) was $(1.71), and adjusted EPS was $(0.10).

“Orthofix delivered an exceptionally strong quarter with 12% year-over-year growth on a proforma basis and by minimizing any disruption associated with the business combination in January,” said Keith Valentine, President and Chief Executive Officer of Orthofix. “We are encouraged by the meaningful pro forma growth we’ve seen across all channels in the combined company and remain enthusiastic about the opportunities afforded by our complementary portfolios. Our team was successful in leveraging cross-selling strategies throughout the quarter and we believe these initiatives will promote meaningful market share gains in the future.”

Financial Results Overview

The following table provides net sales by major product category by reporting segment as reported:

	Three Months Ended March 31,
(Unaudited, U.S. Dollars, in thousands)	2023	2022	Change	Constant Currency Change
Bone Growth Therapies	$47.7	$41.9	13.7%	13.7%
Spinal Implants and Enabling Technologies	60.9	26.6	128.7%	129.1%
Biologics	40.6	14.1	188.3%	188.3%
Global Spine	149.2	82.7	80.5%	80.6%
Global Orthopedics	26.0	23.8	9.4%	13.6%
Net sales	$175.2	$106.4	64.6%	65.7%

Further, the following table provides net sales by major product category by reporting segment on a pro forma basis:

	Three Months Ended March 31,
(Unaudited, U.S. Dollars, in thousands)	2023	2022 Pro Forma	Change	Constant Currency Change
Bone Growth Therapies	$47.7	$41.9	13.7%	13.7%
Spinal Implants and Enabling Technologies	60.9	54.0	12.6%	12.8%
Biologics	40.6	37.9	7.1%	7.1%
Global Spine	149.2	133.9	11.4%	11.5%
Global Orthopedics	26.0	23.8	9.4%	13.6%
Net sales	$175.2	$157.7	11.1%	11.8%

Gross profit increased $32.2 million to $110.3 million. Gross margin decreased to 63.0% compared to 73.4% in the prior year period. Adjusted gross profit increased $45.6 million to $123.9 million. Adjusted gross margin decreased to 70.7% compared to 73.6% in the prior year period.

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Net loss was $(60.9) million, or $(1.71) per share, compared to net loss of $(4.5) million, or $(0.22) per share in the prior year period. Adjusted net loss was $(3.6) million, or $(0.10) per share, compared to adjusted net income of $1.0 million, or $0.05 per share, in the prior year period.

Adjusted EBITDA was $3.2 million, or 1.8% of net sales, compared to $7.1 million, or 6.7% of net sales, in the prior year period.

Liquidity

As of March 31, 2023, cash totaled $50.0 million, compared to $50.7 million as of December 31, 2022. As of March 31, 2023, the Company had $45.0 million in borrowings outstanding under its five year $300 million secured revolving credit facility. For the first three months of 2023, cash flow from operations decreased $26.3 million to $(34.0) million, while free cash flow decreased $32.5 million to $(45.9) million.

Business Outlook

As of the date hereof, the Company expects the following net sales results for the year ended December 31, 2023. These expectations are based on the current foreign currency exchange rates and do not include any additional exchange rate changes that may occur this year.

	Current 2023 Outlook				Previous 2023 Outlook
(Unaudited, U.S. Dollars, in millions, except per share data)	Low		High		Low	High
Full year net sales	$750	[1]	$756	[1]	$743	$753
Full year adjusted EBITDA	$40		$45		N/A	N/A

1 Represents a year-over-year increase of 62.8% to 64.1% on a reported basis and an increase of 7.0% to 7.9% on a pro forma basis

The Company is unable to provide expectations of GAAP operating income (loss), the closest comparable GAAP measures to Adjusted EBITDA (which is a non-GAAP measure), on a forward-looking basis because the Company is unable to predict without unreasonable efforts the ultimate outcome of matters (including acquisition-related expenses, accounting fair value adjustments, and other such items) that will determine the quantitative amount of the items excluded in calculating Adjusted EBITDA, which items are further described in the reconciliation tables and related descriptions below. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with GAAP.

Conference Call

Orthofix will host a conference call today at 4:30 PM Eastern time to discuss the Company's financial results for the first quarter of 2023. Interested parties may access the conference call by dialing (888) 330-2508 in the U.S. and Canada, and (240) 789-2735 in all other locations, and referencing the access code 9556380. A replay of the call will be available for three weeks by dialing (800) 770-2030 in the U.S. and Canada, and (647) 362-9199 in all other locations, and entering the access code 9556380. A webcast of the conference call may be accessed at ir.Orthofix.com.

About Orthofix

The newly merged Orthofix-SeaSpine organization is a leading global spine and orthopedics company with a comprehensive portfolio of biologics, innovative spinal hardware, bone growth therapies, specialized orthopedic solutions and a leading surgical navigation system. Its products are distributed in approximately 68 countries worldwide. The Company intends to announce a new name for the Orthofix-SeaSpine organization in the future, but in the interim will continue to operate under the Orthofix name.

The Company is headquartered in Lewisville, Texas, and has primary offices in Carlsbad, CA, with a focus on spinal product innovation and surgeon education, and Verona, Italy, with an emphasis on product innovation, production, and medical education for Orthopedics. The Orthofix-SeaSpine organization’s global R&D, commercial and manufacturing footprint also includes facilities and offices in Irvine, CA, Toronto, Canada, Sunnyvale, CA, Wayne, PA, Olive Branch, MS, Maidenhead, UK, Munich, Germany, Paris, France, and Sao Paolo, Brazil. For more information, please visit www.orthofix.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, relating to our business and financial outlook, which are based on our current beliefs, assumptions, expectations, estimates, forecasts and projections. In some cases, you can identify

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forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “intends,” “predicts,” “potential,” or “continue” or other comparable terminology. Forward-looking statements in this communication include the Company's belief regarding future market share gains and the Company's expectations regarding net sales and adjusted EBITDA for the year ended December 31, 2023. Forward-looking statements are not guarantees of our future performance, are based on our current expectations and assumptions regarding our business, the economy and other future conditions, and are subject to risks, uncertainties and changes in circumstances that are difficult to predict, including the risks described in Part I, Item 1A under the heading Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Form 10-K”), and in Part II, Item 1A under the heading Risk Factors in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023. Factors that could cause future results to differ from those expressed by forward-looking statements include, but are not limited to, (i) risks relating to the effects of the COVID-19 pandemic on our business, (ii) our ability to maintain operations to support our customers and patients in the near-term and to capitalize on future growth opportunities, (iii) risks associated with acceptance of surgical products and procedures by surgeons and hospitals, (iv) development and acceptance of new products or product enhancements, (v) clinical and statistical verification of the benefits achieved via the use of our products, (vi) our ability to adequately manage inventory, (vii) our ability to recruit and retain management and key personnel, (viii) global economic instability and potential supply chain disruption caused by Russia’s invasion of Ukraine and resulting sanctions, and (ix) the other risks and uncertainties more fully described in our periodic filings with the Securities and Exchange Commission (the “SEC”). To the extent that the COVID-19 pandemic continues to adversely affect our business and financial results, it may also have the effect of heightening many of the other risks described in Part I, Item 1A under the heading Risk Factors in the 2022 Form 10-K, such as our ability to generate sufficient cash flows to run our business and our ability to protect our information technology networks and infrastructure from unauthorized access, misuse, malware, phishing and other events that could have a security impact as a result of our remote working environment or otherwise. As a result of these various risks, our actual outcomes and results may differ materially from those expressed in these forward-looking statements.

This list of risks, uncertainties, and other factors is not complete. We discuss some of these matters more fully, as well as certain risk factors that could affect our business, financial condition, results of operations, and prospects, in reports we file from time-to-time with the SEC, which are available to read at www.sec.gov. Any or all forward-looking statements that we make may turn out to be wrong (due to inaccurate assumptions that we make or otherwise), and our actual outcomes and results may differ materially from those expressed in these forward-looking statements. You should not place undue reliance on any of these forward-looking statements. Further, any forward-looking statement speaks only as of the date hereof, unless it is specifically otherwise stated to be made as of a different date. We undertake no obligation to update, and expressly disclaim any duty to update, our forward-looking statements, whether as a result of circumstances or events that arise after the date hereof, new information, or otherwise.

Company Contact
Orthofix Medical Inc.
Alexa Huerta
P: 214-937-3190
E: alexahuerta@orthofix.com

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ORTHOFIX MEDICAL INC.

Condensed Consolidated Statements of Operations

	Three Months Ended
	March 31,
(U.S. Dollars, in thousands, except share and per share data)	2023	2022
	(Unaudited)
Net sales	$175,204	$106,418
Cost of sales	64,875	28,318
Gross profit	110,329	78,100
Sales and marketing	93,791	54,137
General and administrative	48,811	19,328
Research and development	23,307	11,212
Acquisition-related amortization and remeasurement	4,134	(3,499)
Operating loss	(59,714)	(3,078)
Interest expense, net	(1,289)	(375)
Other income (expense), net	676	(936)
Loss before income taxes	(60,327)	(4,389)
Income tax expense	(611)	(71)
Net loss	$(60,938)	$(4,460)

Net loss per common share:
Basic	$(1.71)	$(0.22)
Diluted	(1.71)	(0.22)
Weighted average number of common shares (in millions):
Basic	35.7	19.9
Diluted	35.7	19.9

ORTHOFIX MEDICAL INC.

Condensed Consolidated Balance Sheets

(U.S. Dollars, in thousands, except par value data)	March 31, 2023	December 31, 2022
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$49,968	$50,700
Accounts receivable, net of allowances of $6,691 and $6,419, respectively	113,313	82,857
Inventories	221,933	100,150
Prepaid expenses and other current assets	24,827	22,283
Total current assets	410,041	255,990
Property, plant, and equipment, net	136,818	58,229
Intangible assets, net	122,129	47,388
Goodwill	202,711	71,317
Other long-term assets	45,437	25,705
Total assets	$917,136	$458,629
Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$45,875	$27,598
Current portion of finance lease liability	664	652
Other current liabilities	91,029	55,374
Total current liabilities	137,568	83,624
Long-term borrowings under credit facility	45,000	-
Long-term portion of finance lease liability	19,068	19,239
Other long-term liabilities	51,341	18,906
Total liabilities	252,977	121,769
Contingencies
Shareholders’ equity
Common shares $0.10 par value; 50,000 shares authorized; 36,463 and 20,162 issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	3,647	2,016
Additional paid-in capital	721,145	334,969
Retained earnings (accumulated deficit)	(59,687)	1,251
Accumulated other comprehensive loss	(946)	(1,376)
Total shareholders’ equity	664,159	336,860
Total liabilities and shareholders’ equity	$917,136	$458,629

ORTHOFIX MEDICAL INC.
Non-GAAP Financial Measures

The following tables present reconciliations of gross profit, loss before income taxes, net loss, EPS, and net cash from operating activities, in each case calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), to, as applicable, non-GAAP financial measures, referred to as "Adjusted gross profit," "Adjusted gross margin," "Adjusted EBITDA," "Adjusted net income (loss)," "Adjusted EPS," and "Free cash flow" that exclude (or in the case of free cash flow, include) items specified in the tables. The GAAP measures shown in the tables below represent the most comparable GAAP measure to the applicable non-GAAP measure(s) shown in the table. For further information regarding the nature of these exclusions, why the Company believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company's Current Report on Form 8-K regarding this press release filed today with the SEC available on the SEC's website at www.sec.gov and on the “Investors” page of the Company’s website at www.orthofix.com.

Adjusted Gross Profit and Adjusted Gross Margin

	Three Months Ended March 31,
(Unaudited, U.S. Dollars, in thousands)	2023	2022
Gross profit	$110,329	$78,100
Share-based compensation expense	471	211
SeaSpine merger-related costs	703	—
Strategic investments	181	25
Acquisition-related fair value adjustments	11,636	—
Medical device regulation	629	6
Adjusted gross profit	$123,949	$78,342
Adjusted gross margin	70.7%	73.6%

Adjusted EBITDA

	Three Months Ended March 31,
(Unaudited, U.S. Dollars, in thousands)	2023	2022
Loss before income taxes	$(60,327)	$(4,389)
Interest expense, net	1,289	375
Depreciation and amortization	12,670	7,516
Share-based compensation expense	13,020	4,332
Foreign exchange impact	(583)	1,242
SeaSpine merger-related costs	20,740	—
Strategic investments	661	970
Acquisition-related fair value adjustments	11,636	(5,500)
Legal judgments/settlements	469	193
Medical device regulation	3,629	1,952
Business interruption - COVID-19	—	343
All other	—	75
Adjusted EBITDA	$3,204	$7,109

Adjusted Net Income (Loss)

	Three Months Ended March 31,
(Unaudited, U.S. Dollars, in thousands)	2023	2022
Net loss	$(60,938)	$(4,460)
Share-based compensation expense	13,020	4,333
Foreign exchange impact	(583)	1,242
SeaSpine merger-related costs	22,304	—
Strategic investments	698	965
Acquisition-related fair value adjustments	11,636	(5,500)
Amortization of acquired intangibles	4,134	2,231
Legal judgments/settlements	469	193
Medical device regulation	3,634	1,951
Business interruption - COVID-19	—	345
All other	—	75
Long-term income tax rate adjustment	2,014	(333)
Adjusted net income (loss)	$(3,612)	$1,042

Adjusted EPS

	Three Months Ended March 31,
(Unaudited, per diluted share)	2023	2022
EPS	$(1.71)	$(0.22)
Share-based compensation expense	0.36	0.22
Foreign exchange impact	(0.02)	0.06
SeaSpine merger-related costs	0.62	—
Strategic investments	0.02	0.05
Acquisition-related fair value adjustments	0.33	(0.28)
Amortization of acquired intangibles	0.12	0.11
Legal judgments/settlements	0.01	0.01
Medical device regulation	0.10	0.10
Business interruption - COVID-19	—	0.02
All other	—	—
Long-term income tax rate adjustment	0.07	(0.02)
Adjusted EPS	$(0.10)	$0.05

Weighted average number of diluted common shares (treasury stock method, in millions)	35.7	19.9

Cash Flow and Free Cash Flow

	Three Months Ended March 31,
(Unaudited, U.S. Dollars, in thousands)	2023	2022
Net cash from operating activities	$(34,020)	$(7,709)
Net cash from investing activities	17,084	(5,667)
Net cash from financing activities	15,983	(2,233)
Effect of exchange rate changes on cash	221	(321)
Net change in cash and cash equivalents	$(732)	$(15,930)

	Three Months Ended March 31,
(Unaudited, U.S. Dollars, in thousands)	2023	2022
Net cash from operating activities	$(34,020)	$(7,709)
Capital expenditures	(11,835)	(5,667)
Free cash flow	$(45,855)	$(13,376)

Source

Orthofix Medical Inc.